THE ALKALINE WATER COMPANY REPORTS FISCAL YEAR 2015 FINANCIAL RESULTS

Sales up more than 570% over prior year
Company Provides Guidance for Fiscal 2016

SCOTTSDALE, AZ – (MARKETWIRED – July 15, 2015) – The Alkaline Water Company Inc. (OTCQB: WTER) (the "Company"), developers of an innovative state of the art proprietary electrolysis beverage process packaged and sold in 500ml, 700ml, 1-liter, 3-liter and 1-gallon sizes under the trade name Alkaline88, has announced financial results for twelve months ended March 31, 2015.

Full-Fiscal Year 2015 Financial Results and Highlights

Revenue for the year-ended March 31, 2015 was $3,700,476, as compared to $552,699 for the same period ended March 31, 2014, an increase of 570%. The increase in revenue is due to increased product distribution to retailers and continued sell through to consumers.

The Company’s gross profit as a percentage of revenue for the year was 31.6%, as compared to 25.5% for the same period in 2014, an increase of 24%. The increase in gross profit is a result of reduced raw material cost through greater volume purchases from our suppliers.

During the year ended March 31, 2015, our total operating expenses were $8,082,158, as compared to $4,421,353 for the year ended March 31, 2014. For the year ended March 31, 2015, the total included $1,386,671 of sales and marketing expenses and $6,520,451 of general and administrative expenses, consisting primarily of $2,428,782 of stock option compensation expense, $1,301,477 in stock compensation expense and $646,244 of professional fees.

Our stock and stock option compensation expense was incurred as a part of our issuance of certain stock options and stock grants to employees and key consultants to develop our business. Although a non-cash expense, the value of such issuances had a material impact on our general and administrative expenses for the year ended March 31, 2015.

For the year ended March 31, 2014, the total included $464,083 of sales and marketing expenses and $3,852,773 of general and administrative expenses, consisting primarily of approximately $2,225,736 of stock option compensation expense, $426,555 in stock compensation expense and $541,158 of professional fees.

Net loss for the year ended March 31, 2015 was $(7,139,449), as compared to a loss of $(4,229,513) for the same period ended March 31, 2014. Included in the net loss was stock option compensation expense, stock compensation expense and professional fees totaling $4,376,503. For fiscal year ended March 31, 2014, the comparable amount was $3,193,449. The total of such cost for the two year period combined is now $7,569,952.

Management Comment

“The fiscal year 2015 was highlighted by the rapid expansion of the number of top retailers that are now selling Alkaline88. As of the end of our 2015 fiscal year, we are now in over 16,000 stores, in 34 of the top 75 retailers in the country and in all 50 states. We are now the number one selling alkaline water in Southern California. The acceptance of our brand by consumers has been tremendous,” stated Mr. Steven Nickolas, President and CEO of the Company.

“To meet this demand we have increased our production capacity threefold over the prior year by adding new co-packing plants and machinery throughout the country. This increase in capacity should soon allow us to produce and sell up to $2,000,000 of water wholesale per month. We have also further expanded our product line to include single serving 500 mL, 700 mL, and 1 L bottles to be sold along with our original bulk size 3 L and 1-gallon products. We see the expansion of the single serving as a significant part of our growth going forward.

We are extremely excited about our growth potential for 2016 as we continue to expand into new retailers. Most recently, we announced sales to Safeway and have just completed a successful roadshow with Costco in Northern California. We believe that our national expansion will result in significant growth opportunities in 2016,” Nickolas further stated.

Based on these factors, the Company has issued the following guidance:

•	We expect to be cash-flow breakeven by the third-quarter fiscal 2016.
•	We expect revenue in excess of $10,000,000 for fiscal year ending March 31, 2016.
•	We expect to be selling in over 25,000 stores nationwide by the end of fiscal year 2016.
•	We expect fourth quarter profitability during fiscal year end 2016.

Additional details of the Company's business, finances, appointments and agreements can be found as part of the Company's continuous public disclosure as a reporting issuer with the Securities and Exchange Commission ("SEC") available at www.sec.gov. For more information, visit our website at www.thealkalinewaterco.com.

The Alkaline Water Company, Inc. (OTCQB: WTER) has developed an innovative, state of the art, proprietary electrolysis process that produces healthy alkaline water for a balanced lifestyle. The Company is focused on the business of distributing and marketing for retail sale of its cost-effectively packaged Alkaline88 water beverage products. Visit us at: www.thealkalinewaterco.com.

About Alkaline Water Products
Alkaline88's premier alkaline water is an 8.8 pH balanced bottled alkaline drinking water enhanced with trace minerals and electrolytes. The product offers consumers the unique opportunity to purchase alkaline water in conveniently packaged 500ml, 700ml, 1-liter, 3-liter and 1-gallon sizes. The Alkaline Water Company Inc. is currently in the midst of a national mass-market expansion program, where the product is already available for consumer sales at a growing number of major retail locations across many parts of the United States. Learn more about the science behind alkaline water by visiting www.thealkalinewaterco.com.

Notice Regarding Forward-Looking Statements
This news release contains "forward-looking statements." Statements in this press release that are not purely historical are forward-looking statements and include any statements regarding beliefs, plans, expectations or intentions regarding the future. Such forward-looking statements include, among other things, the Company's expectation include the statements that the increase in capacity should soon allow the Company to produce and sell up to $2,000,000 of water wholsesale per month; that the Company sees the expansion of the single serving as a significant part of its growth going forward; and that the Company is extremely excited about its growth potential for 2006; the Company’s belief that the Company’s national expansion will result in significant growth opportunities in 2016; the Company’s expectation to be cash-flow breakeven by the third-quarter fiscal 2016;the Company’s expectation of revenue in excess of $10,000,000 for fiscal year ending March 31, 2016; the Company’s expectation to be selling in over 25,000 stores nationwide by the end of fiscal 2016; and the Company’s expectation of fourth quarter profitability during fiscal year end 2016. The material assumptions supporting these forward-looking statements include, among other things, that the demand for the Company’s products will continue to significantly grow; the Company will be able to continue to expand into new retailers; and the Company will be able to obtain additional capital to meet the Company’s growing demand and purchase new pices of equipment. Actual results could differ from those projected in any forward-looking statements due to numerous factors. Such factors include, among others, the inherent uncertainties associated with developing new products and operating as a development stage company, changes in customer demand, the extent to which we are successful in gaining new long-term relationships with retailers or retaining existing ones, our ability to raise the additional funding we will need to continue to pursue our business and product development plans, competition in the industry in which we operate and market conditions. These forward-looking statements are made as of the date of this news release, and we assume no obligation to update the forward-looking statements, or to update the reasons why actual results could differ from those projected in the forward-looking statements, except as required by applicable law, including the securities laws of the United States. Although we believe that any beliefs, plans, expectations and intentions contained in this press release are reasonable, there can be no assurance that any such beliefs, plans, expectations or intentions will prove to be accurate. Investors should consult all of the information set forth herein and should also refer to the risk factors disclosure outlined in the reports and other documents we file with the SEC, available at www.sec.gov.

Contact:
WTER Investor Relations
Phone: (480) 656-2423
Email: investors@thealkalinewaterco.com
Website: www.thealkalinewaterco.com